Form 10-K

For the fiscal year ended                         Commission File No. 1-6832
January 1, 1995

                            BIC CORPORATION

                             EXHIBIT INDEX
                             -------------

Exhibit No.
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     3.   a.   Restated Certificate of Incorporation, as
               filed May 5, 1993. (1)

          b.   By-Laws, as amended. (2)

     4. Instruments relating to long-term debt are not filed, but the Registrant agrees to file a copy of such instruments upon request of the Securities and Exchange Commission.

     9.   a.   Voting Trust Agreement, dated February 5,
               1991, by and among Societe BIC, S.A., Marcel L. Bich, Neil
               A. Pollio, Bruno Bich, Francois Bich and BIC Corporation, as amended February 3, 1992, for the purpose of naming
               Alexander Alexiades as successor voting trustee. (3)

          b.   Amendment to Voting Trust Agreement, dated
               July 5, 1993. (1)

     10.  a.   Selected Executive Retirement Plan, as
               amended. (1)

          b. Agreement, dated July 1, 1971, including amendments, between Societe BIC, S.A. and BIC Pen
               Corporation. (3)

     21.       Subsidiaries of the Registrant.

     23.       Consent of Independent Auditors.

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(1)  Incorporated by reference to the Corporation's Annual
     Report on Form 10-K for its fiscal year ended January
     2, 1994.

(2)  Incorporated by reference to the Corporation's Annual
     Report on Form 10-K for its fiscal year ended January
     3, 1993.

(3)  Incorporated by reference to the Corporation's Annual
     Report on Form 10-K for its fiscal year ended December
     30, 1990.